Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No. 333-289955 on Form S-1 of our report dated January 29, 2025, relating to the financial statements of AP VIII Queso Holdings, L.P. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Tempe, Arizona

September 30, 2025